                            SECURITIES PURCHASE AGREEMENT



                                     by and among



                            FLEET VENTURE RESOURCES, INC.,


                           FLEET EQUITY PARTNERS VI, L.P.,


                                KENNEDY PLAZA PARTNERS


                                         and


                          DOBSON COMMUNICATIONS CORPORATION,
                               an Oklahoma corporation




                              Dated as of March 19,1996

                                  TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I           DEFINITIONS

     Section 1.1    Definitions.................................................
     Section 1.2    Construction................................................
     Section 1.3    Payments....................................................

ARTICLE II          SALE AND PURCHASE OF PURCHASED SECURITIES

     Section 2.1    Sale and Purchase of Purchased Securities...................
     Section 2.2    Purchase Price..............................................
     Section 2.3    Closing.....................................................
     Section 2.4    Use of Proceeds.............................................

ARTICLE III         REPRESENTATIONS AND WARRANTIES

     Section 3.1    Authority of the Company....................................
     Section 3.2    Capitalization; Subsidiaries................................
     Section 3.3    Outstanding Equity; Subsidiaries............................
     Section 3.4    Reports and Financial Statements;
                      Undisclosed Liabilities...................................
     Section 3.5    Cellular Business...........................................
     Section 3.6    Landline Business...........................................
     Section 3 7    Absence of Certain Developments.............................
     Section 3.8    Indebtedness to and from Officers,
                      Directors and Others......................................
     Section 3.9    Accounts Receivable and Bad Debts...........................
     Section 3.10   Taxes.......................................................
     Section 3.11   Solvency....................................................
     Section 3.12   Title to Assets.............................................
     Section 3.13   Real Property Owned.........................................
     Section 3.14   Real and Personal Property - Leased.........................
     Section 3.15   Proprietary Rights..........................................
     Section 3.16   Necessary Property; Condition of Property...................
     Section 3.17   Compliance With Law.........................................
     Section 3.18   Environmental Compliance....................................
     Section 3.19   Litigation..................................................
     Section 3.20   No Material Adverse Effect..................................
     Section 3.21   Employee Benefit Plans......................................
     Section 3.22   Withholding, Contracts, Labor Relations.....................
     Section 3.23   Insurance...................................................

     Section 3.24   Burdensome Obligations......................................
     Section 3.25   Certain Governmental Regulations............................
     Section 3.26   Corporate Documents, Books and Records......................
     Section 3.27   Transaction Costs...........................................
     Section 3.28   Equity Interests............................................
     Section 3.29   Disclosure..................................................
     Section 3.30   Senior Management Compensation..............................
     Section 3.31   Representations and Warranties under
                      Related Agreements........................................
     Section 3.32   Small Business Concern......................................
     Section 3.33   Machinery and Equipment - Owned and Leased..................
     Section 3.34   Necessary Licenses and Permits..............................

ARTICLE IV          PURCHASERS' REPRESENTATIONS

     Section 4.1    Investment Intent...........................................
     Section 4 2    Authorization...............................................

ARTICLE V           CONDITIONS TO PURCHASE AND SALE

     Section 5.1    Related Agreements..........................................
     Section 5.2    Charter Documents; Certificates.............................
     Section 5.3    Proof of Corporate or Partnership Action....................
     Section 5.4    Legal Opinions..............................................
     Section 5.5    Representations and Warranties..............................
     Section 5.6    Legality; Governmental and Other
                      Authorizations............................................
     Section 5.7    Stock Split.................................................
     Section 5.8    Payment of Certain Fees and Disbursements...................
     Section 5.9    Other Closings..............................................
     Section 5.10   Key Man Life Insurance......................................
     Section 5.11   General.....................................................
     Section 5.12   Dobson Note.................................................

ARTICLE VI          COVENANTS

     Section 6.1    Records and Accounts........................................
     Section 6.2    Existence; Subsidiaries; Maintenance
                      of Properties.............................................
     Section 6.3    Insurance...................................................
     Section 6.4    Taxes.......................................................
     Section 6.5    Inspection of Properties and Books..........................
     Section 6.6    Compliance with Laws, Contracts,

                      Licenses and Permits......................................
     Section 6.7    Employee Benefit Plans......................................
     Section 6.8    Further Assurances..........................................
     Section 6.9    Notices.....................................................
     Section 6.10   Distributions...............................................
     Section 6.11   Dilution Protection.........................................
     Section 6.12   Merger, Consolidation, Sale of Assets
                      or Other Dispositions.....................................
     Section 6.13   Transactions with Affiliates................................
     Section 6.14   Sale and Leaseback of Property..............................
     Section 6.15   Joint Ventures..............................................
     Section 6.16   Investments.................................................
     Section 6.17   Senior Management; Compensation.............................
     Section 6.18   Compliance with Capital Budget..............................
     Section 6.19   Response Actions............................................
     Section 6.20   Merger, Consolidation or Other Acquisitions.................
     Section 6.21   Charter Amendments..........................................
     Section 6.22   Control of Systems..........................................
     Section 6.23   Trust Loan Repayment........................................
     Section 6.24   Payment of Affiliate Notes..................................

ARTICLE VII         REPORTING COVENANTS

     Section 7.1
     Section 7.2
     Section 7 3

ARTICLE VIII        NONCOMPLIANCE EVENTS

     Section 8.1
     Section 8.2
     Section 8.3

ARTICLE IX          REGISTRATION AND TRANSFER OF
                    PURCHASED SECURITIES

     Section 9.1
     Section 9.2

ARTICLE X           EXPENSES; INDEMNITY; MISCELLANEOUS

     Section 10.1
     Section 10.2

     Section 10.3
     Section 10.4
     Section 10.5
     Section 10.6

ARTICLE XI          NOTICES.....................................................

ARTICLE XII         SURVIVAL OF COVENANTS, AGREEMENTS,
                    REPRESENTATIONS AND WARRANTIES..............................

ARTICLE XIII        AMENDMENTS AND WAIVERS......................................

ARTICLE XIV         CONSENT TO JURISDICTION.....................................

ARTICLE XV          WAIVER OF JURY TRIAL........................................

ARTICLE XVI         GOVERNING LAW...............................................

ARTICLE XVII        RIGHT TO PUBLICIZE..........................................

ARTICLE XVIII       FURTHER ASSURANCES..........................................

ARTICLE XVIX        TIME OF THE ESSENCE.........................................

ARTICLE XX          ENTIRE AGREEMENT; COUNTERPARTS;
                    SECTION HEADINGS............................................



                    LIST OF SCHEDULES AND EXHIBITS


SCHEDULE 1              Purchasers

SCHEDULE 1.1            Permitted Liens

SCHEDULE 2              Related Entities

SCHEDULE 3.2            Capital Structure Schedule

SCHEDULE 3.4(a)(i)      Historical Financial Statements

SCHEDULE 3.4(a)(ii)     Current Financial Statements

SCHEDULE 3.4(a)(iii)    Pro Forma Balance Sheet

SCHEDULE 3.4(a)(iv)     Projections

SCHEDULE 3.5(c)         Pricing of Services

SCHEDULE 3.5(e)         Customers

SCHEDULE 3.6(b)         Access Lines

SCHEDULE 3.6(d)         Capital Improvements Required by State Authorities

SCHEDULE 3.7            Absence of Certain Developments

SCHEDULE 3.8            Certain Indebtedness

SCHEDULE 3.13           Real Property

SCHEDULE 3.14           Leased Property

SCHEDULE 3.17           Compliance with Law

SCHEDULE 3.19           Litigation

SCHEDULE 3.20           Material Adverse Effect

SCHEDULE 3.23           Insurance

SCHEDULE 3.27           Transaction Costs

SCHEDULE 3.30           Senior Management Compensation

SCHEDULE 3.34           Necessary Licenses and Permits

SCHEDULE 6.17           Executive Compensation

EXHIBIT A               Form of Certificate of Designation

EXHIBIT B               Form of Option Agreement

EXHIBIT C               Form of Shareholders' Agreement

EXHIBIT D               Form of Texas 2 Option Agreement

EXHIBIT E               Form of Opinion of Counsel to the Company

EXHIBIT F               Form of Opinion of FCC Counsel to the Company

EXHIBIT G               Form of Charter Amendment

                            SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement, dated as of March 19, 1996, is entered into by and between Dobson Communications Corporation, an Oklahoma corporation (the "Company"), and each of the Purchasers listed on SCHEDULE 1.

                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.1. DEFINITIONS. For all purposes of this Agreement the following terms shall have the meanings set forth in this ARTICLE I.

     "AFFILIATE" shall mean, with respect to any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company, including, without limitation, (a) any Person who is a director, limited partner or executive officer of the Company or the beneficial owner of at least 5% of the then outstanding equity interests (on a fully diluted basis) of the Company (or other specified Person) and Family Members of any of such Persons, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause (a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 5% of the then outstanding equity securities (on a fully diluted basis) or constitute at least a 5% equity participant, and (c) in the case a specified Person is an individual, Family Members of such Person; PROVIDED, HOWEVER, that in no event shall any of the Purchasers be considered an Affiliate of the Company or any Related Entity.

     "AGREEMENT" shall mean this Securities Purchase Agreement, as the same may be amended, supplemented, restated, replaced or otherwise modified, in each case from time to time and whether in whole or in part.

     "ACQUIRING SUBSIDIARY" means the Company's Cellular Subsidiaries that will acquire the USCC cellular systems.

     "BALANCE SHEET DATE" shall have the meaning specified in SECTION 3.4.

     "BASIC SUBSCRIBERS" shall have the meaning specified in SECTION 3.5.

     "BUDGETS" shall have the meaning specified in SECTION 6.18.

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day when Fleet is closed for business.

     "CAPITAL EXPENDITURES" means capital expenditures determined in accordance with GAAP, including in any event capital lease obligations.

     "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "CAPITAL STRUCTURE SCHEDULE" shall have the meaning specified in SECTION
3.2.

      "CELLULAR ACQUISITION" shall mean the acquisition by the Company of certain cellular systems owned by USCC pursuant to the terms and provisions of that certain Acquisition Agreement dated as of October 27, 1995 by and between the Company and USCC.

     "CELLULAR SUBSIDIARIES" means the Company's Subsidiaries which own the cellular systems currently owned by the Company.

     "CERTIFICATE OF DESIGNATION" shall mean that certain Certificate of Designation of the Company providing for the authorization of Class B Convertible Preferred Stock of the Company, in the form of EXHIBIT A hereto.

     "CHARTER" shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

     "CHARTER AMENDMENT" shall mean that certain Certificate of Amendment to Certificate of Incorporation of the Company, providing for the increase in the number of shares of Common Stock and

Preferred Stock the Company is authorized to issue, in the form of EXHIBIT G HERETO.

     "CLOSING DATE" shall have the meaning specified in SECTION 2.3.

     "CODE" shall mean the Internal Revenue Code of 1986, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

     "COMMON SHARES" shall mean the shares of Class A Voting Common Stock of the Company, $1.00 par value per share, issued or issuable upon conversion of the Preferred Shares.

     "COMPANY" shall mean Dobson Communications Corporation, an Oklahoma corporation.

     "CONSOLIDATED", "CONSOLIDATED" and "COMBINED" shall mean, with reference to any financial statement, such financial statements of the Company and each Subsidiary, if any, consolidated or combined, as the case may be, in accordance with GAAP.

     "CORESTATES FINANCING" shall mean that certain $84,000,000 revolving/term loan facility and that certain $6,000,000 term loan facility pursuant to that certain Amended and Restated Credit Agreement of even date herewith by and among CoreStates Bank, N.A., in its capacity as Administrative Agent and a Bank, the other Banks listed therein, the Corporate Borrowers listed therein and the Trust Borrowers listed therein, or any credit agreement evidencing a senior debt facility which replaces the facility evidenced by such Amended and Restated Credit Agreement.

     "CURRENT FINANCIAL STATEMENTS" shall have the meaning specified in
SECTION 3.4.

     "DECEMBER BALANCE SHEET DATE" shall have the meaning specified in
SECTION 3.4.

     "DISTRIBUTION" shall mean (a) the declaration or payment of any dividend of cash or property on or in respect of any shares of any class of capital stock or other equity security of the Company or any of the Subsidiaries; (b) the purchase, redemption or other retirement of any shares of any class of capital stock ___________ security of the Company or any of the ___________________________ or otherwise; or (c) any other distribution on or in respect of any shares of any class of capital stock or other equity security of the Company or any of the Subsidiaries.

     "DOBSON" shall mean Everett R. Dobson, an individual residing, on the date hereof, at 1905 Mission Hills, Edmond, Oklahoma 73038.

     "EMPLOYEE BENEFIT PLAN" shall mean the employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan or fringe benefit plan within the meaning of Section 6039D of the Code maintained or contributed to by the Company or an ERISA Affiliate.

     "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resources Conservation and Recovery Act of 1976, as amended, and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, policies, guidelines, by-laws, approvals, plans, authorizations, concessions, and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

     "ERISA AFFILIATE" shall mean any Person which is treated as a single employer with the Company under Section 414 of the Code.

     "FAMILY MEMBERS" shall mean, as applied to any Person who is an individual, a spouse, parent, grandparent, ancestor, descendent, cousin, sibling or heir thereof and any spouse of any of the foregoing, and each trust created for the benefit of one or more of such Persons and each custodian of property of one or more such Persons.

     "FCC" shall mean the Federal Communications Commission.

     "FEP" shall mean Fleet Equity Partners VI, L.P., a Delaware limited partnership.

     "FINANCING AGREEMENTS" shall mean this Agreement, the Certificate of Designation, the Charter Amendment, the Shareholders' Agreement, the Option Agreement, the Texas 2 Option Agreement and any other agreements, documents or instruments executed in connection with or pursuant to this Agreement or any of the foregoing.

     "FLEET" shall mean collectively FVR, FEP and KPP.

     "FVR" shall mean Fleet Venture Resources, Inc., a Rhode Island corporation.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and which are, as to any Person, consistently applied to such Person.

     "GUARANTEED PENSION PLAN" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to be the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     "HAZARDOUS SUBSTANCES" shall mean (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials" "hazardous wastes" or

"toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosively, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

     "HISTORICAL FINANCIAL STATEMENTS" shall have the meaning specified in
SECTION 3.4.

     "INDEBTEDNESS" shall mean, with respect to any Person, all obligations, contingent (to the extent required to be reflected in financial statements prepared in accordance with GAAP) and otherwise, which in accordance with GAAP should be classified on the balance sheet of such Person as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations of such Person, whether direct or indirect, (b) all liabilities of such Person secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations of such Person whether direct or indirect in respect of Indebtedness or performance of any other Person, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, such other Person, to purchase Indebtedness owed by such other Person, or to assure the owner of Indebtedness owed by such other Person against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling such other Person to r-TM-lake payment of the Indebtedness held by such owner or otherwise, and (d) obligations of such Person to reimburse issuers of any letters of credit.

     "INTANGIBLE PROPERTY" shall have the meaning specified in SECTION 3.20.

     "INVESTMENTS" shall mean ____________________, direct or indirect purchase or other acquisition by such Person of any share of capital stock, evidence of Indebtedness or other security issued to such Person by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, (c) any direct or indirect purchase or other acquisition by such Person of the securities or business or integral part of the business of any other Person, or commitment to make such purchase, and
(d) any other investment in any other Person; PROVIDED, HOWEVER, that the term "Investment" shall not include (i) trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, and all letters of credit or other instruments securing or evidencing the same, (ii) advances to employees for travel expenses, drawing accounts and similar expenditures but only to the extent all such advances outstanding at any particular time do not exceeds $25,000, and (iii) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any of the Subsidiaries or as security for any such Indebtedness or claim.

     "KPP" means Kennedy Plaza Partners, a Rhode Island general partnership.

     "LANDLINE BUSINESS" means the Company's landline telephone business.

     "LANDLINE SUBSIDIARIES" means the Company's Subsidiaries through which the Company conducts the Landline Business.

     "LIEN" shall mean (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect in the business, assets, properties (tangible and intangible), operations, condition (financial or otherwise), liabilities or prospects of the Company and the Subsidiaries, taken as a whole, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not.

     "MULTIEMPLOYER PLAN" shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA at any time maintained or contributed to by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate is or was obligated to contribute.

     "NONCOMPLIANCE EVENT" shall have the meaning specified in SECTION 8.1.

     "OPTION AGREEMENT" shall mean that certain Option Agreement by and among the Purchasers and Dobson CC Limited Partnership, an Oklahoma limited partnership, in the form of EXHIBIT B hereto.

     "PARTNERSHIP BLOCK" SHALL have the meaning _______________.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     "PCS" shall mean personal communications services.

     "PERMITTED LIENS" shall mean THE following:

          (a) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue or due but being contested to the extent permitted by SECTION 6.4;

          (b) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (c) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens,

          (d) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and irregularities in the title thereto, landlord's or lessor's Liens under leases to which the Company or any Subsidiary is a party, and other minor Liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Company and the Subsidiaries and which defects do not individually or in the aggregate have a Material Adverse Effect; and

          (e) Any Liens on the assets and property of the Company or the Subsidiaries existing on the date hereof and set forth on Schedule 1.1.

     "PERSON" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     "POPS" shall mean the total number of population equivalents in a defined market.

     "PREFERRED SHARES" shall mean the 100,000 shares of Class B Convertible Preferred Stock of the Company being purchased by the Purchasers pursuant to this Agreement.

     "PROJECTIONS" shall have the meaning specified in SECTION 3.4.

     "PURCHASE PRICE" shall have the meaning specified in SECTION 2.2.

     "PURCHASED SECURITIES" shall mean the Preferred Shares being purchased by the Purchasers pursuant to this Agreement.

     "PURCHASERS" shall mean each Person listed on SCHEDULE 1 together with ____ respective successors and assigns.

     "QUALIFIED OPTIONS" shall mean those certain options for the right to purchase up to 30,166 shares of Class B Common Stock of the Company issued to key employees acceptable to the Purchasers and in the amounts, at the price and on other terms and conditions acceptable to the Purchasers.

     "RELATED AGREEMENTS" shall mean the Financing Agreements, the documents, instruments and agreements executed in connection with the CoreStates Financing, the Cellular Acquisition, the Stock Option Plan and the redemption of all of the shares of 10% Cumulative, Compounded, Convertible, Redeemable, Class A Preferred Stock of the Company held by TDS.

     "RELATED ENTITIES" shall mean each Subsidiary and each Person listed on
SCHEDULE 2.

     "RESTRICTED PAYMENT" shall mean any payment to any Affiliate of the Company or any of its Subsidiaries in respect of any Indebtedness owed by, or other obligations of, the Company or such Subsidiary to such Affiliate.

     "RETURNS" shall have the meaning specified in SECTION 3.10.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "SHAREHOLDERS' AGREEMENT" shall mean that certain Shareholders' Agreement, dated as of the date hereof, by and among the Company, the Purchasers and certain other stockholders of the Company, in the form of EXHIBIT C hereto, as the same may be amended, supplemented, restated, replaced or otherwise modified, in each case from time to time and whether in whole or in part.

     "SUBSIDIARY" shall mean any Person listed on SCHEDULE 3.2 and (a) any corporation in which the Company or such Person, directly or indirectly, owns more than fifty percent (50%) of the outstanding capital stock or other equity interests of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency); (b) any partnership, association, joint venture or other unincorporated organization or entity with respect to which the Company or such Person, directly or indirectly, owns equity securities in an amount sufficient to control the management of such partnership, association, joint venture or other unincorporated organization or entity; and (c) any corporation, partnership, association, joint venture or other unincorporated organization or entity in which the Company or such Person, directly or indirectly, has more than a fifty percent (50%) equity interest

     "SYSTEMS" means the cellular systems currently owned by the Company.

     "TAXES" shall have the meaning specified in SECTION 3.10.

     "TDS" means TDS Oklahoma Holdings, Inc., an Oklahoma corporation.

     "TEXAS 2 EVENT" means the purchase by the Company of the entire interest in Texas RSA 2 Limited Partnership, a Texas limited partnership, formed pursuant to that certain Limited Partnership Agreement dated August 13, 1989, as amended, which is not owned by the Company as of the date hereof (other than the interest owned by Southwestern Bell Mobil Systems, Inc.) for a purchase price less than or equal to $7.5 million and as such other terms and conditions as are reasonably satisfactory to holders of at least 50% of the outstanding Purchased Securities.

     "TEXAS 2 OPTION AGREEMENT" shall mean that certain Option Agreement by and among the Purchasers and the Company, in the form of EXHIBIT D hereto.

     "TRANSACTION COSTS" shall have the meaning specified in SECTION 3.27.

     "TRUST LOAN" shall mean that certain $6 million term loan to the Everett R. Dobson Irrevocable Family Trust, Stephen T. Dobson Irrevocable Family Trust and Robin L. Dobson Irrevocable Family Trust pursuant to the CoreStates Financing.

     "TRUSTS" shall mean the trusts referred to in the definition of Trust Loan.

     "TWELVE-MONTH INCOME STATEMENT" shall have the meaning specified in SECTION 3.4.

     "USCC" shall mean United States Cellular Corporation, a Delaware corporation.

     "USCC ENTITIES" means the sellers of the USCC cellular systems.

     SECTION 1.2. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise (i) references to the plural include the singular and to the singular include the plural, (ii) the term "including" is not limiting, and
(iii) the term "or" has
the inclusive meaning represented by the term "and/or". The terms "hereof', "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, Subsection, clause, Schedule and Exhibit references are to Articles, Sections, Subsections, clauses, Schedules and Exhibits (as each such Schedule or Exhibit may be amended, modified or supplemented from time to time) of this Agreement unless otherwise specified.

     SECTION 1.3. PAYMENTS. All payments required to be made hereunder by the Company to any Purchaser shall be made by the Company on the applicable due date to such Purchaser in U.S. dollars in immediately available funds for credit to such Purchaser's account set forth on SCHEDULE 1 or to such other account as such Purchaser may designate in writing to the Company. All payments required to be made hereunder by a Purchaser to the Company shall be made by such Purchaser on the applicable due date to the Company in U.S. dollars by transfer of immediately available funds for credit to the Company's account number:
338200002800 at Bank IV, Nicholas Hills, Oklahoma, ABA number 1039 12480.

                                      ARTICLE II

                      SALE AND PURCHASE OF PURCHASED SECURITIES

     SECTION 2.1. SALE AND PURCHASE OF PURCHASED SECURITIES. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, the Company agrees to issue and sell to the Purchasers and each of the Purchasers agrees to purchase from the Company on the Closing Date the number of Preferred Shares set forth opposite its name on SCHEDULE 1 hereto.

     SECTION 2.2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Purchased Securities shall be the aggregate of Ten Million Dollars ($10,000,000).

     SECTION 2.3. CLOSING. The closing of the purchase and sale of the Purchased Securities contemplated by SECTION 2.1 (the "Closing") will take place at the offices of Pepper, Hamilton & Scheetz, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103-2799 at 10:00 a.m. on March 19,

1996, or at such other time, date and place as the parties hereto may agree upon (the "Closing Date").

     SECTION 2.4. USE OF PROCEEDS. The proceeds from the sale of the Purchased Securities will be used solely (i) to finance the Cellular Acquisition, (ii) to pay the expenses of the transactions contemplated by this Agreement and the Related Agreements, (iii) as a deposit for the PCS auctions and (iv) the remaining portion of the proceeds from the sale of Purchased Securities will be used for working capital purposes. The Company agrees to provide the Purchasers with reasonable access to the Company's records for purposes of verifying that the proceeds from the sale of the Purchased Securities are used solely for the purposes set forth in this SECTION 2.4.

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

     It is understood and agreed by and between the parties hereto that, as an inducement to each Purchaser to enter into this Agreement and to purchase the Purchased Securities as contemplated by SECTION 2.1, the Company has made to each Purchaser the representations and warranties hereinafter set forth in this ARTICLE m, all of which are true and correct on the date hereof and, except as otherwise indicated, all of which will be true and correct on the Closing Date as if made on and as of such Closing Date, that the representations and warranties shall survive the Closing, and that each Purchaser has relied on such representations and warranties.

     SECTION 3.1. AUTHORITY OF THE COMPANY. The Company (a) is a corporation, duly organized, legally existing and in good standing under the laws of the State of Oklahoma (b) has the corporate power and authority to own its properties and carry on its business as now being conducted and is qualified to do business in every jurisdiction in which the nature of its business or the ownership or leasing of its property requires such qualification; and (c) has the corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Related Agreements to which it is a party and to undertake the transactions contemplated hereby and thereby. All necessary and proper corporate action has been taken by the Company with respect to the authorization, execution and delivery of this Agreement and the other Related Agreements to which it is a party and this Agreement and such other Related Agreements constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms except to the extent enforceability may be subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally or the application of principles of equity, whether in an action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement. The execution, delivery and performance of this Agreement and the other Related Agreements to which the Company is a party will not violate any provision of law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Company's corporate charter or by-laws or any indenture, agreement or other instrument to which the Company is a party or by which it is bound or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided in this Agreement, result in the creation or imposition of any Lien upon any of the property or assets of the Company pursuant to, any such indenture, agreement or instrument. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement or any of the other Related Agreements or of the consummation of the transactions contemplated hereby or thereby.

     SECTION 3.2. CAPITALIZATION: RELATED ENTITY. A statement of the capital structure of the Company and each Related Entity, indicating its authorized and issued debt and equity interests, and identifying the holders of such interests, as of the date of this Agreement giving effect to the transactions contemplated by the Related Agreements, is annexed hereto as SCHEDULE 3.2 (the "Capital Structure Schedule"). The Capital Structure Schedule also indicates (a) which securities, if any, carry preemptive rights; (b) whether there are any outstanding subscriptions, warrants, options or other agreements to purchase any securities; (c) whether the Company or a Related Entity is obligated to redeem any of its securities, and the details of any such committed redemption; (d) all commitments, loan agreements or arrangements by the Company or a Related Entity to incur indebtedness; (e) any commitment to convert debt into equity interests of the Company or a Related Entity; (f) capital call arrangements; and (g) any other agreement, arrangement or plan which will directly or indirectly affect the capital structure of the Company or a Related Entity.

     SECTION 3.3. OUTSTANDING EQUITY; SUBSIDIARIES; BUSINESS. As of the Closing Date, the only outstanding equity interests of the Company and each Related Entity will be as described in the Capital Structure Schedule and owned by the Persons listed on said Schedule, all of which equity interests
(i) have been validly issued in conformity with all applicable state and federal laws, (ii) are fully paid and non-assessable, and (iii) are free and clear of all Liens other than the pledge of shares of Common Stock of the Company in connection with the CoreStates Financing. Except as set forth on
SCHEDULE 2 and SCHEDULE 3.2, the Company has no Subsidiaries nor does it own or hold of record or beneficially any shares of any class of the capital of any corporation or any legal or beneficial ownership interest in any general or limited partnership, association, joint venture or in any other unincorporated organization or entity. There are no commitments for the purchase or sale of, and except as set forth on the Capital Structure Schedule, no options, warrants or other rights to subscribe for or purchase, any equity securities of the Company or any Related Entity. The Company and each Related Entity other than Western Financial Services Corp. is engaged solely in the business of owning, operating or investing in telephone systems (including long distance) and cellular systems and Western Financial Services Corp. is engaged in miscellaneous investments, including-TM- real estate.

     SECTION 3.4. REPORTS AND FINANCIAL STATEMENTS: UNDISCLOSED LIABILITIES.

     (a)  Each Purchaser has heretofore been furnished with the following:

         (i) true and complete copies of the audited consolidated balance sheet of the Company as of December 31,1993 and December 31,1994 (the "Balance Sheet Date") and the related audited statements of earnings, retained earnings and cash flows for the years then ended, each of such balance sheets and income statements being attached hereto as SCHEDULE 3.4
     (a!(i! (collectively, the "Historical Financial Statements");

         (ii) true and complete copies of the unaudited consolidated balance sheet of the Company at December 31, 1995 (the "December Balance Sheet") and the related unaudited statement of earnings and cash flow for the twelve-month period then ended (the "Twelve Month Income Statement, and together with the December Balance Sheet, the "Current Financial Statements"), such balance sheet and income and cash flow statements being attached hereto as SCHEDULE 3.4 (a)(ii);

         (iii) the PRO FORMA consolidated balance sheet of the Company as at the Closing Date, based on the Company's December Balance Sheet, taking into account all transactions contemplated hereby to ta-TM-e effect on such date and by the Transaction Documents, such balance sheet being attached hereto as SCHEDULE 3.4 (a)(iii); and

         (iv) the projections of the Company's future performance for the five fiscal year period ending December 31, 2001, on a consolidated basis, dated as of January 31, 1996 and attached hereto as SCHEDULE 3.4 (a!(iv! (the "Projections").

      (b) Each of the Historical and Current Financial Statements delivered under SECTION 3.4 (a)(i) AND (ii) hereof was prepared in accordance with GAAP applied on a basis consistent with prior periods except as otherwise stated therein; each of the balance sheets included in such Historical and Current Financial Statements fairly presents the financial condition of the Company and its Subsidiaries as at the close of business on the date thereof; and each of the statements of income included in such Historical and Current Financial Statements fairly presents the results of operations of the Company and its Subsidiaries for the fiscal period then ended. None of the Company or any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not reflected or reserved against in the December Balance Sheet except for liabilities and obligations that have arisen in the ordinary and usual course of business and consistent with past practice and that individually or in the aggregate do not have and could not reasonably be expected to have a Material Adverse Effect.

      (c) The PRO FORMA consolidated balance sheet of the Company referred to in SECTION 3.4 (a!(iii! has been prepared by management of the Company taking into consideration the effect of the transactions contemplated by the Related Agreements, and none of the Company, the Subsidiaries and their management is aware of any fact which casts doubt on the accuracy or completeness thereof. Such pro forma consolidated balance sheet of the Company fairly presents the financial condition of the Company and its Subsidiaries as of the date hereof taking into consideration the effect of the transactions contemplated by the Related Agreements.

      (d) The Projections have been prepared in good faith and are based on what the Company and its management believe to be a reasonable assessment of the future performance of the Company and its Subsidiaries. All material assumptions used in the preparation of the Projections are as set forth in the notes thereto.

     SECTION 3.5. CELLULAR BUSINESS.

     (a) SYSTEMS. Each Cellular Subsidiary owns, and each Acquiring Subsidiary as of the Closing will own, free and clear of any Liens except for Permitted Liens, all right and title to its respective percentage in the interest in the Systems as set forth in the Capital Structure Schedule. Each Cellular Subsidiary is licensed, and each Acquiring Subsidiary as of the Closing will be licensed, by the FCC and by any and all state governmental authorities to operate a cellular telephone communication systems in each specific MSA or RSA, as the case may be, in which each such System operates.

     (b) OPERATION OF BUSINESS. Each of the Cellular Subsidiaries and Acquiring Subsidiaries, and, to the best of the Company's knowledge, each of the USCC Entities, has operated its business in accordance with cellular industry standards in all material respects. None of the Cellular Subsidiaries or Acquiring Subsidiaries, and, to the best of the Company's knowledge, none of the USCC Entities, is in violation of any applicable order, regulation or requirement relating to its operations which, if enforced, would materially and adversely affect such Cellular Subsidiary, Acquiring Subsidiary or USCC Entity, or its respective System.

     (c) PRICING OF SERVICES. Attached hereto as SCHEDULE 3.s(c! is a list of the service packages offered to customers of each of the Systems and the prices charged therefor.

     (d) FCC AND OTHER GOVERNMENTAL REPORTS. All reports required to be filed with the FCC and other governmental or administrative authorities by each of the Subsidiaries and Acquiring Subsidiaries, and each of the USCC Entities, have been timely filed and are accurate and complete in all material respects.

     (e) CUSTOMERS. SCHEDULE 3.5(e) sets forth the number of customers the Systems had in service in the aggregate (as categorized by System on SCHEDULE 3 .5(e! hereto) as of January 1, 1996, February 1, 1996 and February 8, 1996.

     SECTION 3.6. LANDLINE BUSINESS.

     (a) TARIFFS. The regulatory tariffs applicable to the Landline Business stand in full force and effect in accordance with all of their terms, and there is no outstanding notice of cancellation or termination or, to the best of the Company's knowledge after due inquiry, any threatened cancellation or termination in connection therewith, nor is any Landline Subsidiary subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operation of the Landline Business (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by the appropriate regulatory agency. No Landline Subsidiary is in material violation under the terms and conditions of any such tariff, and there is no basis of any claim of material violation by any Landline Subsidiary under any such tariff. There are no applications by any Landline Subsidiary or complaints or petitions by others or proceedings pending or threatened before the state regulatory authority relating to the Landline Business or its operations or the regulatory tariffs. To the best of the Company's knowledge after due inquiry, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the Landline Business has been delivered to the Purchasers.

     (b) ACCESS LINES. SCHEDULE 3.6(b) sets forth a true and complete list of the number of access lines of the Landline Business, by exchange, in service as of January 1, 1996 and February 8, 1996.

     (c) RATE BASE. No Landline Subsidiary has any material amount of inventory, plant or equipment used in the Landline Business that has been disallowed from rate base or excluded from the revenue calculations for any pool, and no Landline Subsidiary has received notification that the FCC or any state regulatory authority or pool administrator proposes to exclude any material assets from rate base or revenue calculations for the pools

     (d) CAPITAL IMPROVEMENTS REQUIRED BY STATE AUTHORITIES. Except as set forth in SCHEDULE 3.6(d!, no Landline Subsidiary is required by any state regulatory authority to make any changes, upgrades or enhancements with respect to the Landline Business and the Company has no reason to believe that any such changes, upgrades or enhancements will be so required in the foreseeable future.

     SECTION 3.7. ABSENCE OF CERTAIN DEVELOPMENTS. Except for entering into this Agreement and ___________ SCHEDULE 3.7 hereof, since the December Balance Sheet Date:

     (a) Neither the Company nor any Subsidiary has, whether or not in the ordinary course of business:

          (i) issued any capital stock or other equity interest or any right, option or warrant with respect thereto;

          (ii) declared, set aside, paid to a reserve fund or made any payment or distribution of cash or other property to its shareholders or equity holders with respect to any class of its capital stock or other equity interest or purchased or redeemed any shares of its capital stock or other equity interests;

          (iii) suffered any substantial operating loss;

          (iv) made any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its directors, officers, partners, employees or consultants, except for normal periodic increases in base compensation for employees made pursuant to established compensation policies applied on a basis consistent with that of prior years;

          (v) suffered damage, destruction or other casualty loss, or forfeiture of, any property or assets, whether or not covered by insurance, which has had or may reasonably be expected to have a Material Adverse Effect;

          (vi) made any capital expenditures, additions or improvements or commitments for the same, except those which do not individually exceed $100,000 in the aggregate;

          (vii) except with respect to the CoreStates Financing entered into any contract, commitment or agreement under which it has outstanding indebtedness for borrowed money or for the deferred purchase price of property in excess of $5,000, or has the right or obligation to incur any such indebtedness or obligation, or made any loan or advance to any Person other than advances to employees for business expenses not exceeding $2,000 in the aggregate;

          (viii) paid any bonuses, deferred or otherwise, or deferred any compensation to any of its directors, officers, partners or employees;

          (ix) made any material change in accounting procedures or practices;

          (x) except for Permitted Liens, mortgaged or pledged any of its properties or assets, tangible or intangible, or subjected them to any Lien;

          (xi) entered into any agreement or arrangement granting any rights to purchase or lease any of its assets, properties or rights or requiring the consent of any Person to the transfer, assignment or lease of any such assets, properties or rights; or

          (xii) entered into any agreement or understanding to lo any of the foregoing.

     (b) Other than in the ordinary course of business consistent with past practice, none of the Company nor any Subsidiary has:

          (i) sold, leased, subleased, assigned or transferred any of its tangible or intangible properties or assets, or canceled, waived or compromised any debts or claims,

          (ii) entered into any other material transaction, or any amendment of any contract, lease, agreement or license which is material to its business; or

          (iii) entered into any agreement or understanding to do any of the foregoing.

     SECTION 3.8. INDEBTEDNESS TO AND FROM OFFICERS. DIRECTORS AND OTHERS. Except as set forth on SCHEDULE 3.8, neither the Company nor any Subsidiary is indebted to any of its directors, officers, partners, managers, employees or consultants or to any of its Affiliates except for amounts due as normal salaries, wages or reimbursement of ordinary business expenses or routine employee advances for expenses not exceeding $50,000 in the aggregate for all such directors, officers, partners, managers, employees and consultants and not exceeding $10,000 for any such Person. Except as set forth on SCHEDULE 3.8, no director, officer, partner, manager, employee or consultant of the Company or any Subsidiary nor any Affiliate of the Company or any Subsidiary, is now, or on the Closing Date will be, indebted to the Company or any Subsidiary except for ordinary business expense advances.

     SECTION 3.9. ACCOUNTS RECEIVABLE AND BAD DEBTS. All notes and accounts receivable of the Company and the Subsidiaries shown on the Company's balance sheets as at the Balance Sheet Date and the December Balance Sheet Date or thereafter acquired are valid, genuine and subsisting, were acquired in the ordinary course of business and are subject to no asserted counterclaims, defenses or setoffs and are current and collectible (subject to reserves therefor as reflected on said balance sheets). The Company has previously delivered to the Purchasers a true, complete and accurate list as of March 1, 1996 of any account receivable of the Company or any Subsidiary in excess of $1,000 which had not been paid within 30 days of the date due therefor, and the amount thereof which had not been paid within 60 days and 90 days of the date due.

     SECTION 3.10. TAXES.(a) The Company and each of its Subsidiaries has timely filed all federal, state, county, local and foreign income and other tax returns, reports and declarations (collectively, "Returns") relating to Taxes which are required by applicable law to be filed. No audits of federal income tax Returns of the Company or any of its Subsidiaries have been conducted at any time since the formation of the Company. All Returns, including any amendments thereto, heretofore filed by the Company or any of its Subsidiaries, have been prepared with reasonable care and in good faith and are complete and accurate in all material respects.

     (b) The Company and each of its Subsidiaries paid, or where payment is not required to be made, has made ?d : .,, J ,i_ - ,n ICKIEST nd financial statements for the payment of, all Taxes in respect of all periods covered by the Returns and any other taxable period ending on or before the date hereof. Neither the Company nor any of its Subsidiaries will have any liability with respect to any Taxes with respect to periods prior to the date hereof in excess of the amount so paid. No deficiencies for any Tax, assessment or governmental charge have been asserted or assessed against the Company or any of its Subsidiaries which have not been paid, settled or adequately provided for and there is no basis for any such deficiency, assessment or charge.

     (c) As used herein, "Tax" means any of the Taxes and "Taxes" means (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the date hereof and/or (B) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.

     (d) No property or assets of the Company or any Subsidiaries have been used by any shareholder, officer, director or employee for their personal use or otherwise in a manner which would increase the Company's liability for Taxes, and all expense deductions from the Company's income have been proper and such expenses were incurred for a valid business purpose.

     SECTION 3.11. SOLVENCY. Each of the Company and the Subsidiaries is solvent and has tangible and intangible assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature. Neither the Company nor any Subsidiary is contemplating either the fling of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and neither the Company nor any Subsidiary has any knowledge of any Person contemplating the filing of any such petition against it.

     SECTION 3.12. TITLE TO ASSETS. The Company and the Subsidiaries own all of their respective assets, and have good and marketable title with respect thereto, reflected in the pro forma consolidated balance sheet of the Company as at the Closing Date subject to no Liens other than Permitted Liens.

     SECTION 3.13. REAL PROPERTY OWNED.(a) SCHEDULE 3.13 sets forth all real estate owned by the Company or any Subsidiary and a description of the type of use of each such parcel. All such real estate and the structures located thereon conform to all existing zoning and other applicable laws and ordinances and there are no encroachments thereon and there are no encroachments by the structures located thereon on any adjacent parcel of real estate. Except for Permitted Liens, the Company or a Subsidiary is the c
         al and equitable) of and _________________________. The Company or a Subsidiary has good and marketable _________________________. The Company or a Subsidiary of land included in the real estate listed on SCHEDULE 3.13 necessary for the conduct ama operation of the Systems; all utilities and related services necessary for the conduct and operation of the Systems have been installed or are otherwise being delivered to such real estate and such utilities and services were installed or are being delivered to such real estate pursuant to easements and right-of-way agreements permitting such use.

     (b) The premises, improvements and fixtures owned by the Company and each Subsidiary are structurally sound and have no material defects and are in good operating condition and repair.

     SECTION 3.14. REAL AND PERSONAL PROPERTY - LEASED. Set forth in SCHEDULE
3.14 is a true and accurate description of all real and material personal property leased by the Company and each Subsidiary, setting forth (a) the name of the lessor, and (b) a description of the property leased. With respect to such leases, the property described in such leases is presently used by the Company or such Subsidiary as indicated in SCHEDULE 3.14 as lessee under the terms of such leases, and such leases are in full force and effect, and will be free and clear of all Liens created by the Company or any Subsidiary except for Permitted Liens, and neither the Company nor any Subsidiary is in default of the terms of any such lease nor, to the best of the Company's knowledge, is any lessor in default under any such lease nor have any events occurred which, with the giving of notice or the lapse of time, or both, would be a default under any such lease. There are no developments, to the Company's best knowledge, affecting any of the leasehold or other interests therein identified in SCHEDULE 3.14 pending or threatened which might curtail or interfere with the use of such property for the purpose for which it is now used. The Company has furnished to the Purchasers a true and correct copy of all leases set fonh in SCHEDULE 3.14.

     SECTION 3.15. PROPRIETARY RIGHTS. The Company or a Subsidiary owns or has legal right to use all patents, trademarks, tradenames, service marks, logos, copyrights, including applications therefor, inventions, formulas, methods and processes (all such items being hereinafter referred to as "Intangible Property") presently used in the operation of the Systems without any infringement upon the proprietary rights of others. All patents, patent applications, registered trademarks, trademark applications, trade names, service marks, logos, licenses and copyrights used or owned by or licensed to the Company or a Subsidiary in connection with the operation of the Systems have been duly registered in, filed in, or issued by the United States Patent Office, United States Register of Copyrights and have been properly maintained or renewed in accordance with all applicable provisions of applicable law. No royalties or fees are payable by the Company or any Subsidiary to any Person by reason of the ownership or use of any of the Intangible Property. All items of Intangible Property are adequate and sufficient to permit the Company and each Subsidiary to conduct its business as presently conducted, and no other rights of any kind in respect of the Intangible Property are required by the Company or any Subsidiary for its operations as presently conducted. The Company and each Subsidiary has the sole and exclusive right to use the Intangible Property and none of the Company nor any Subsidiary has entered into any licenses, sublicenses or agreements relating.to the use by any other Person of any Intangible Property now in effect, and no infringement exists upon the Intangible Property by any other Person. No charge or ______________________________ as any charge or ___________________________________ to the effect that, nor does the operation of the business of the Company or any Subsidiary, infringe upon or conflict in any way with any rights or properties of the type enumerated above owned or held by any other Person.

     SECTION 3.16. NECESSARY PROPERTY; CONDITION OF PROPERTY. The properties and assets owned by or leased or licensed to the Company and each Subsidiary and reflected in the Current Financial Statements and any properties and assets acquired since the December Balance Sheet Date constitute all of the real and personal properties, tangible and intangible, which are necessary, used or useful in the conduct of its business in the manner and to the extent presently conducted and as proposed in the Projections to be conducted by them. No other material real or personal properties are required for the conduct of the business of the Company or any Subsidiary as presently conducted. The real and personal property owned or leased by the Company or any Subsidiary has no material defects and is in good operating condition and repair.

     SECTION 3.17. COMPLIANCE WITH LAW.(a) Except as may be set forth on
SCHEDULE 3.17, neither the Company nor any Subsidiary is in default under, or in violation of, or has violated (and not cured) any law (including, without limitation, laws relating to the issuance or sale of securities, antitrust, occupational safety, the protection of the environment, transportation, storage or disposal of hazardous waste, anti-pollution and air and water quality laws), or any material licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets. Neither the Company nor any Subsidiary has received any notification alleging any violations of any of the foregoing within the last five years with respect to which adequate corrective action has not been taken.

     (b) Neither the Company nor any Subsidiary has received a notice of non-compliance from any governmental authority within five years prior to the date hereof, including, without limitation, citations (i) from the Environmental Protection Agency (or any agency of any state or foreign country performing a similar function), and (ii) for material violations of the Occupational Safety and Health Act.

     SECTION 3.18. ENVIRONMENTAL COMPLIANCE.(a) Neither the Company nor any Subsidiary has generated, used, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Environmental Laws; (b) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Company or any Subsidiary or the use of any property or facility by the Company or any Subsidiary or to the best of the Company's knowledge, any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Environmental Laws or which would require reporting to or notification of any governmental entity; (c) no asbestos which is or has some reasonable likelihood of becoming friable or polychlorinated biphenyl or underground storage tank is contained in or located at any facility owned, leased or used by the Company or any Subsidiary; and (d) any Hazardous Substance handled or dealt with in any way in connection with the business of the Company or any Subsidiary, whether before or during the ownership by the Company ____________ been and is being handled or dealt __________________________ any environmental Laws in accept at the time such activities - are being conducted.

     SECTION 3.19. LITIGATION. Except as set forth in SCHEDULE 3.19 hereto, there is no suit, claim, action, proceeding or investigation pending or threatened against or affecting the Company or any Subsidiary or any of its or their respective assets or properties, or the consummation of the transactions contemplated hereby, at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind which suit, claim, action, proceeding or investigation seeks damages, fines and other amounts, or could reasonably be likely to result in damages, fines and other amounts, against the Company or any of its Subsidiaries. Except as set forth on SCHEDULE 3.19, none of the Company or any of its Subsidiaries has been a party to any such suit, claim, action, proceeding or investigation during the past two years involving its business, assets or properties which suit, claim, action, proceeding or investigation seeks damages, fines and other amounts, or has resulted in the imposition of damages, fines and other amounts, against the Company or any of its Subsidiaries in excess of $50,000 in each case, nor has any such suit, claim, action, proceeding or investigation been threatened. Except as set forth on
SCHEDULE 3.19, none of the Company nor any of its Subsidiaries is a party to or subject to any judgment, order, writ, injunction or decree affecting it or any of its assets or properties. No judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator is currently outstanding against the Company, any of its Subsidiaries or their respective

     SECTION 3.20. NO MATERIAL ADVERSE EFFECT. Except as set forth on
SCHEDULE 3.20, since the December Balance Sheet Date, there has occurred no Material Adverse Effect and the Company has no knowledge of any occurrence or development which might reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.21. EMPLOYEE BENEFIT PLANS.

     (a) IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Company has heretofore delivered to each of you the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan. There are no pending or threatened claims, lawsuits, actions or arbitrations which have been instituted or asserted with respect to any Employee Benefit Plan (other than routine claims for benefits) or any fiduciary thereof.

     (b) TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Company or an ERISA Affiliate, as appropriate, has reserved the right in its discretion to terminate each such Plan and the benefits provided thereunder at any time (or at any time subsequent to the expiration of any __________________ bargaining agreement.

     (c) GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Company or any ERISA Affiliate with respect to any Guaranteed Pension Plan, and there has not been any ERISA Reportable Event (other than an Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation) and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of each such Guaranteed Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Plans.

     (d) MULTIEMPLOYER PLANS. None of the Company or any ERISA Affiliate has incurred any material liability (including contingent or secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA.

     SECTION 3.22. WITHHOLDING, CONTRACTS, LABOR RELATIONS. The Company and each Subsidiary has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Neither the Company nor any Subsidiary is a party to any written employment agreement, arrangement or understanding with any of its officers, employees, partners or shareholders. There are no collective bargaining agreements covering any of the employees of the Company or any Subsidiary. Neither the Company nor any Subsidiary has breached or otherwise failed to comply in any material respect with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees. No consent of any union (or any similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, threatened or anticipated (a) employment discrimination charges or complaints against or involving the Company or any Subsidiary, before any federal, state, or local board, department, commission or agency, (b) unfair labor practice charges or complaints, disputes or grievances affecting the Company or any Subsidiary, (c) union representation petitionsrespecting the employees of the Company or any Subsidiary, (d) efforts being made to organize any of the employees of the Company or any Subsidiary, or (e) strikes, slow downs, work stoppages, or lockouts or threats thereof affecting the Company or any Subsidiary.

     SECTION 3.23. INSURANCE. SCHEDULE 3.23 contains a description of all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) insuring the properties, assets and operations of the business of the Company and each Subsidiary are in full force and effect, have been underwritten by unaffiliated insurers and are sufficient for all applicable requirements of ______. All such policies shall continue in full force and effect _________________________ with respect to _______________________________________ which would have been covered by such policies prior to the Closing Date.

     SECTION 3.24. BURDENSOME OBLIGATIONS. Neither the Company nor any of its Subsidiaries is party to or bound by any agreement, deed, lease or other instrument or subject to any order, writ, injunction or decree or other action of any court or governmental department, commission, bureau, board or other administrative agency or official, or any Charter or other corporate or contractual restriction, which is so unusual or burdensome as could reasonably be expected to affect or impair the business, assets, financial condition or prospects of the Company and its Subsidiaries taken as a whole in the foreseeable future. None of the Company or its Subsidiaries is a party to any contract or agreement with any Affiliate the terms of which are not commercially reasonable or are less favorable to it than it would obtain in a comparable arm's length transaction with a Person other than an Affiliate at the time entered into.

     SECTION 3.25. CERTAIN GOVERNMENTAL REGULATIONS. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is the Company or any of its Subsidiaries a "registered investment company", or an "affiliated person" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     SECTION 3.26. CORPORATE DOCUMENTS, BOOKS AND RECORDS. (a) Complete and correct copies of the Charter and by-laws, and of all amendments thereto, of the Company and each Related Entity have been previously delivered to the Purchasers by the Company, and no changes in said documents will be made on or before the Closing Date. The books and records of the Company and each Subsidiary accurately reflect the transactions to which the Company and each Subsidiary is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

     (b) The financial records, ledgers, account books and other accounting records of the Company, the Cellular Subsidiaries, the Acquiring Subsidiaries and the Landline Subsidiaries, are current, correct and complete in all material respects and, if required by applicable law, conform in all material respects with the rules and regulations of the FCC and any applicable state governmental authorities.

     SECTION 3.27. TRANSACTION COSTS. Except as set forth on SCHEDULE 3.27, there are no Transaction Costs, as defined below, that will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement or any Related Agreement. The term "Transaction Costs" shall mean all of the costs, fees, and expenses incurred by the Company or any Subsidiary in connection with the transactions contemplated by this Agreement or any other Related Agreement, as set forth in SCHEDULE 3.27, including without limitation, broker's, finder's or placement fees or commissions, attorneys' fees and fees of other professionals.

     SECTION 3.28. EQUITY INTERESTS. The Purchased Securities issued to the Purchasers pursuant to SECTION 2.1 have been duly authorized and issued, are ______________________ assessable _________________________________________
the equity interests of the Company on a fully diluted basis.

     SECTION 3.29. DISCLOSURE. No representation, warranty or statement made in this Agreement or any other Related Agreement or any agreement, certificate, statement or document furnished by or on behalf of the Company or any Subsidiary in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

        SECTION 3.30. SENIOR MANAGEMENT COMPENSATION. SCHEDULE 3.30 accurately sets forth the annual compensation, including, without limitation, advisor, consultant, employee fees, salaries, bonuses and other amounts paid by the Company or any Related Entity, of each officer of the Company and each employee of the Company who was paid in excess of $50,000 in any year for each of the 1994 and 1995 fiscal years and as projected for the 1996 fiscal year.

     SECTION 3.31. REPRESENTATIONS AND WARRANTIES UNDER RELATED AGREEMENTS. All representations and warranties made by the Company or any of its Subsidiaries in any of the Related Agreements or in the certificates delivered in connection therewith are true and correct in all respects as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to the Purchasers and made representations and warranties of the Company hereunder as fully as if set forth herein. To the best of the Company's knowledge, all representations and warranties made in the Related Agreements by or on behalf of any party thereto other than the Company or any of its Subsidiaries are true and correct.

     SECTION 3.32. SMALL BUSINESS CONCERN. The Company, together with its "affiliates" (as defined in 13 CFR 121.401), qualify as a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and as a "small concern" within the meaning of the rules and regulations thereunder pertaining to financing by small business investment companies. The Company and its Subsidiaries conduct their business in all respects and maintains their properties and facilities in such a manner that the financing and financial assistance provided by the Purchasers will comply with 13 CFR 107.901 The Company acknowledges that FVR and FEP are federal licensees under the Small Business Investment Act of 1958, as amended.

     SECTION 3.33. MACHINERY AND EQUIPMENT-OWNED AND LEASED. Each item of machinery and equipment owned or leased by the Company and each Subsidiary which is material to the conduct of the Company's or any Subsidiary's business is in good repair and is in good working order (subject to ordinary wear and tear).

     SECTION 3.34. NECESSARY LICENSES AND PERMITS. The Company and each Subsidiary has all licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state, or local, required to own and lease its Properties and assets and to conduct its business as now conducted.
Schedule 3.34 sets forth a true and accurate description of each license issued by the _____________________ state governmental authorities in connection with the operation of the Systems and the Landline Business. All FCC licenses are in full force and effect and there are no pending modifications, amendments or revocation proceedings which would adversely affect the operation of any of the Systems. All fees due and payable to governmental authorities pursuant to the FCC licenses have been paid and no event has occurred with respect to the FCC licenses held by the Cellular Subsidiaries or to be acquired by the Acquiring Subsidiaries, which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. Each of the Cellular Subsidiaries and Acquiring Subsidiaries and, to the best of the Company's knowledge, each of the USCC Entities, is in compliance in all material respects with the terms of the FCC licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company's knowledge, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the FCC licenses, or the imposition of any penalty or fine by any regulatory authority. Except as specified in SCHEDULE 3.34, no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby or by the Related Agreements (a) to avoid the loss of any such license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any Law applicable thereto or (b) to enable the Company or any Subsidiary to hold and enjoy the same after the Closing Date in the conduct of its business as conducted prior to the Closing Date.

                                      ARTICLE IV

                             PURCHASERS' REPRESENTATIONS

     SECTION 4.1. INVESTMENT INTENT. Each Purchaser hereby represents and warrants to the Company that it is acquiring the Purchased Securities to be purchased by it pursuant to SECTION 2.1 for investment and not with a view towards the sale or distribution of its rights hereunder or thereunder.

     SECTION 4.2. AUTHORIZATION. Each Purchaser represents that this Agreement and the other Related Agreements to which it is a party have been executed by a duly authorized Person on its behalf and the execution, delivery and performance hereof and thereof have been duly authorized by all appropriate action.

                                      ARTICLE V

                           CONDITIONS TO PURCHASE AND SALE

     Each Purchaser's obligation to purchase the Purchased Securities pursuant to SECTION 2.1 is subject to compliance by the Company with its agreements contained herein and in each other Related Agreement, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

     SECTION 5.1. RELATED AGREEMENTS. Each of the Related Agreements shall have been executed and delivered on the Closing Date in a form satisfactory to the Purchasers. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with on or prior to the Closing Date shall have been performed or complied with in all material respects.

     SECTION 5.2. CHARTER DOCUMENTS: CERTIFICATES. The Purchasers shall have received (a) from the Company and each Subsidiary a copy, certified by the relevant governmental authority in which it is incorporated or registered as a limited partnership to be true and complete as of a date no more than 10 days prior to the Closing Date, of its articles or certificate of incorporation or certificate of limited partnership, as the case may be, (b) from the Company and each Subsidiary that is or corporation a copy, certified by its duly authorized officer to be true and complete as of the Closing Date, of the by-laws thereof; and (c) from the Company and each Subsidiary a certificate, dated not more than ten days prior to the Closing Date, of the relevant governmental authority or other appropriate official of each state in which it is incorporated, registered as a limited partnership or qualified to do business, as to such Person's partnership or corporate good standing in such state or qualification to do business, as the case may be. The Purchasers shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, this Agreement and each other Related Agreement to which the Company is or is to become a party.

     SECTION 5.3. PROOF OF CORPORATE OR PARTNERSHIP ACTION. The Purchasers shall have received from the Company copies certified by a duly authorized representative thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement and each other Related Agreement to which the Company is a party.

     SECTION 5.4. LEGAL OPINIONS. The Purchasers shall have received from Pate, Kempf & Knarr, counsel to the Company, a favorable opinion substantially in the form of EXHIBIT E, and from Wilkinson, Barker, Knauer & Quinn, FCC Counsel to the Company, a favorable opinion substantially in the form of EXHIBIT F.

     SECTION 5.5. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained or incorporated by reference herein shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except for those representations and warranties which relate specifically to a particular date provided that such representations and warranties were true and correct in all respects as of such date; no event or condition shall have occurred or would result from the issuance of any of the Preferred Shares which would be a Noncompliance Event, and the Company shall have performed and complied with all conditions and agreements required to be performed or complied with by it ______________ and the Purchasers shall have received on the Closing Date a certificate to these effects signed by the Company.

     SECTION 5.6. LEGALITY; GOVERNMENTAL AND OTHER AUTHORIZATIONS. The purchase and sale of the Preferred Shares pursuant to SECTION 2.1 shall not be prohibited by any law or governmental order or regulation, and shall not subject any Purchaser to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, and registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any other Related Agreement, shall have been duly obtained or made, as the case may be, and shall be in full force and effect.

     SECTION 5.7. STOCK SPLIT. Prior to the Closing Date the Company shall have effected a stock split with respect to its outstanding shares of Common Stock so that the Common Stock Shareholders of the Company immediately prior to the Closing shall own an aggregate of 473,152 shares of Class A Common stock.

     SECTION 5.8. PAYMENT OF CERTAIN FEES AND DISBURSEMENTS. The Purchasers shall have been reimbursed for all reasonable fees, costs and expenses (including, but not limited to, legal and accounting fees, costs and expenses) incurred by them through the Closing Date in connection with the transactions contemplated by this Agreement and the other Related Agreements.

     SECTION 5.9. OTHER CLOSINGS. The closing relating to the Cellular Acquisition, the CoreStates Financing and the redemption of all of the shares of 10% Cumulative, Compounded, Convertible, Redeemable Class A Preferred Stock of the Company held by TDS shall occur simultaneously with the Closing on terms and conditions satisfactory to the Purchasers.

     SECTION 5.10. KEY MAN LIFE INSURANCE. The Company shall have obtained a key man life insurance policy in a face amount of not less than Ten Million Dollars ($10,000,000) on the life of Dobson, the proceeds of which shall be divided equally between the Banks (as defined in the Financing Agreement) on one hand and the Purchasers on the other hand. The dollar amount, terms and issuer of such policy shall be acceptable to the Purchasers and $5,000,000 of such policy shall be assigned on the Closing Date to the Purchasers and $5,000,000 of such policy shall be assigned on the Closing Date to the Banks.

     SECTION 5.11. GENERAL. All instruments and corporate and partnership proceedings in connection with the transactions contemplated by this Agreement and the other Related Agreements shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel and consents which the Purchaser may have requested in connection therewith

     SECTION 5.12. DOBSON NOTE. Dobson shall have executed and delivered a promissory note to the Company ________ principal amount of $1,400,000, which promissory note shall _________ conditions satisfactory to the Purchasers.

                                      ARTICLE VI

                                      COVENANTS

     The Company covenants that while any of the Purchased Securities or any of the Common Shares are held by any Purchaser, it will comply, and the Company will cause each of the Subsidiaries to comply, with the following provisions unless otherwise consented to in writing by the Purchasers:

     SECTION 6.1. RECORDS AND ACCOUNTS. Each of the Company and the Subsidiaries will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and in all other respects consistent with industry practices.

     SECTION 6.2. EXISTENCE: RELATED SECURITIES; MAINTENANCE OF PROPERTIES. Each of the Company and the Related Entities will preserve and keep in full force and effect and in good standing its corporate or partnership existence, as the case may be, rights and franchises except for any Related Entity which is combined or merged with and into another Related Entity or the Company. The Company shall at all times own, directly or indirectly, the equity interest in each Related Entity as reflected in the Capital Structure Schedule except for any Related Entity which is combined or merged with and into another Related Entity or the Company. The Company and the Related Entities will not engage in any business or business ventures other than (a) those presently conducted by such Person, (b) those businesses reasonably ancillary or similar thereto and (c) those businesses which require investments by such Person of less than $50,000 in the aggregate. Each of the Company and the Related Entities will maintain all of its properties used or useful in the conduct of its business in conformity with industry standards and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on is consistent with industry standards.

     SECTION 6.3. INSURANCE. Each of the Company and the Subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and the Subsidiaries.

     SECTION 6.4. TAXES. Each of the Company and the Subsidiaries will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or' supplies, which if unpaid might by law become a Lien upon any of their properties; PROVIDED, HOWEVER, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or the applicable ____________ have set aside on its books adequate reserves with _____________________; PROVIDED, FURTHER, that the company and the applicable Subsidiary will pay or cause to be paid all such Taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any Lien which may have attached as security therefor.

     SECTION 6.5. INSPECTION OF PROPERTIES AND BOOKS. Each of the Company and the Subsidiaries shall permit each Purchaser or any of its designated representatives, at the Company's cost, to visit and inspect any of its properties, to examine its books of account (and to make copies thereof and extracts therefrom), and to discuss its affairs, finances and accounts with, and to be advised as to the same by, officers or partners of such Persons, all at such times and intervals as such Purchaser may reasonably request.

     SECTION 6.6. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS. Each of the Company and the Subsidiaries will comply with (a) all FCC laws and regulations, all Oklahoma Corporations

Commission laws and regulations and all other material laws and regulations wherever its business is conducted, (b) the provisions of its Charter and by-laws, (c) the Franchises, Necessary Contracts and all other material agreements and instruments by which it or any of its properties may be bound (including, without limitation, the Related Agreements and the agreements, documents and instruments executed and delivered by it in connection with the CoreStates Financing), (d) all applicable decrees, orders and judgments, and
(e) all required FCC and Oklahoma Corporations Commission approvals, permits and licenses and all other material approvals, permits and licenses. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or be required in order that any of the Company or the Subsidiaries may fulfill any of their respective obligations hereunder, each of the Company and the Subsidiaries will promptly take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and furnish the Purchasers with evidence thereof.

     SECTION 6.7. EMPLOYEE BENEFIT PLANS. Neither of the Company nor any ERISA Affiliate

     (a)  engage in any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code,

     (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived,

     (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to Section 302(f or Section 4068 of ERISA; or

     (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of _______________ Pension Plans exceeding the value of
___________________________, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     The Company will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to Fleet a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to each Purchaser any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA.

     SECTION 6.8. FURTHER ASSURANCES. Each of the Company and the
Subsidiaries will cooperate with the Purchasers and execute such further instruments and documents as the Purchasers shall reasonably request to carry out to the satisfaction of the Purchasers the transactions contemplated by this Agreement or any other Related Agreement.

     SECTION 6.9. NOTICES. The Company will promptly notify the Purchasers in writing of the occurrence of a Noncompliance Event or if any Person shall give any notice or take any other action in respect of a claimed default with respect to any material agreement to which the Company or any of the Subsidiaries is a party. The Company also covenants and agrees to promptly provide the Purchasers with written notice: (a) upon the Company or any of the Subsidiaries obtaining knowledge of any violation of any Environmental Law regarding the property or the operations of the Company or any of the Subsidiaries; (b) upon the Company or any of its Subsidiaries obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Substances at, from, or into the property which it reports in writing or is reportable by it in writing to any governmental authority; (c) upon the Company or any of the Subsidiaries receipt of any notice of violation of any Environmental Laws or of any release or threatened release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including, without limitation, any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (i) the Company's, any of the Subsidiaries' or any other Person's operation of the property, (ii) contamination on, from or into the property, or (iii) investigation or remediation of off site locations at which the Company, any of the Subsidiaries or any of their predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (d) upon the Company or any of the Subsidiaries obtaining knowledge that any expense or loss has been incurred by such governmental] authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Company or any of its Subsidiaries may be liable or for which a Lien may be imposed on the property.

     SECTION 6.10. DISTRIBUTIONS. Neither the Company nor any Related Entity shall make any Distribution except (a) the Company may redeem from TDS the outstanding shares of 10% Cumulative, Compounded, Convertible, Redeemable Class A Preferred Stock of the Company, (b) the Company may pay dividends, in accordance with the Certificate of Designation, to Dobson CC Limited Partnership, the majority shareholder of the Company (the "Partnership"), for the purpose of making distribution ____________________________ to service the Trust and ____________________ pro rata dividends are simultaneously declared to the holder of Class B Preferred Stock and paid in accordance with the Certificate of Designation and the other holders of Common Stock as provided in the Certificate of Designation and (c) the Company may redeem the Purchased Securities in accordance with the terms of the Financing Agreements.

     SECTION 6.11. DILUTION PROTECTION. Except for the issuance of Purchased Securities set forth in SECTION 2.1 and except for the issuance of the Qualified Options, neither the Company nor any Subsidiary will (a) issue, sell, give away or otherwise transfer, (b) grant any rights (either preemptive or other) or options to subscribe for or purchase, or (c) enter into any agreements or issue any warrants providing for the issuance of, any of its capital stock or other equity interest (or any stock or securities convertible into or exchangeable for any of their capital stock or other equity interest). Neither the Company nor any of the Subsidiaries shall authorize any additional class or series of shares or increase the number of shares of authorized capital from that set forth in SCHEDULE 3.2 hereto.

     SECTION 6.12. MERGER, CONSOLIDATION, SALE OF ASSETS OR OTHER DISPOSITIONS. Except for the merger of a Subsidiary with and into the Company or any other Subsidiary, neither the Company nor any Subsidiary will become a party to any merger or consolidation, or sell, lease, sublease or otherwise transfer or dispose of any shares of or other equity interests in a Subsidiary or any substantial portion of its assets, rights and licenses to any Person, whether directly or indirectly or in a single transaction or a series of related transactions, other than (a) sales of inventory, used equipment and other assets not in the aggregate material to the business in the ordinary course of business and transfers constituting Permitted Liens or turn over the management of, or enter into a management contract with respect to, any of its assets or properties, rights and licenses

     SECTION 6.13. TRANSACTIONS WITH AFFILIATES. Neither the Company nor any Subsidiary will engage in any transaction with any of its Affiliates other than the Purchasers and their Affiliates except for (a) transactions permitted under the Related Agreements and (b) arms length transactions not exceeding $100,000 in the aggregate in any fiscal year.

     SECTION 6.14. SALE AND LEASEBACK OF PROPERTY. Neither the Company nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real, personal or a combination thereof, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property.

     SECTION 6.15. JOINT VENTURES. Neither the Company nor any Subsidiary will cause or consent to any joint venture engaging in any activity which would result in the joint venture being in breach of any representation, warranty, covenant or agreement set forth in this Agreement or any other Related Agreement as if the joint venture were a Subsidiary.

     SECTION 6.16. INVESTMENTS. The Company will not, and will not permit any Subsidiary to, have outstanding or acquire or commit itself to acquire or hold any Investment except Investments in: (a) marketable direct obligations issued or guaranteed by the United States of America which mature within one year from ______________ are subject to a repurchase agreement, exercisable within 90 days from the date of acquisition of such agreement, with any commercial bank or trust company __________ under the laws of the United States of America or any State thereof or the District of Columbia, (b) commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc.

or Standard & Poor's Corporation, (c) bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (a) hereof, (d) certificates of deposit maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause
(a) hereof and having capital and surplus of at least $25,000,000, (e) certificates of deposit issued by banks organized under the laws of any other jurisdiction, each having combined capital and surplus of not less than $25,000,000, and (f) Investments by the Company and each Subsidiary existing on the date of this Agreement.

     SECTION 6.17. SENIOR MANAGEMENT; COMPENSATION. (a) The aggregate compensation paid by the Company to any officer set forth in SCHEDULE 6.17 for any fiscal year of the Company shall not be greater than the amount set forth opposite such Person's name on such Schedule.

     SECTION 6.18. COMPLIANCE WITH CAPITAL BUDGET.(a) Except as set forth in
Section 6.18(b) below, the Company and each Subsidiary shall at all times comply with the Budget approved by the Company and the Purchasers prior to the beginning of each fiscal year in accordance with SECTION 7.3(a). In the event any Budget for a particular fiscal year is not approved by the Company and the Purchasers in accordance with this SECTION 6.18, then the applicable expenditures for such fiscal year shall not exceed the greater of (x) the amount set forth in the Projections for such fiscal year or (y) the amount set forth in the most recent Budget which was approved by the Company and the Purchasers pursuant to Section 7.3(a) for such fiscal year.

     (b) Neither the Company nor any Subsidiary will incur expenditures for any capital expenditure item in any fiscal year if as a result thereof the amount which would be expended for such item would exceed 115% of the amount budgeted for such item in the Budget for such fiscal year; provided that the Company or any Subsidiary may incur expenditures for a capital expenditure item in excess of 115% of the amount budgeted for such item in the Budget (the "Excess Amount") for such fiscal year so long as the aggregate Excess Amount for all such items which exceed 115% of the amount budgeted therefor does not exceed $300,000 in any fiscal year.

     SECTION 6.19. RESPONSE ACTIONS. The Company covenants and agrees that if any release or disposal of Hazardous Substances shall occur or shall have occurred on the premises occupied by the Company or any Subsidiary, the Company will cause the prompt containment and removal of such Hazardous Substances and remediation of the property as necessary to comply in all material respects with all Environmental Laws or to preserve in all material respects the value of the property.

     SECTION 6.20. MERGER, CONSOLIDATION OR OTHER ACQUISITIONS. Neither the Company nor any Subsidiary shall directly or indirectly, by operation of law ___________________ consolidate with, acquire all or _____________________
(other than purchases of inventory made in the ordinary course of the Company's business) _______________-- of, otherwise combine with, any Person except for a merger, consolidation or acquisition having a purchase price less than $500,000 in any single transaction or for mergers, consolidations and acquisitions having an aggregate purchase price less than $1.0 million in any twelve-month period.

     SECTION 6.21. CHARTER AMENDMENTS. The Charter and by-laws of the Company and each Related Entity shall not be amended or modified if such amendment or modification has, or would have, directly or indirectly, any material adverse effect on any holder of any then outstanding Purchased Securities or on the rights or remedies of such holder hereunder or under any of the Related Agreements.

     SECTION 6.22. CONTROL OF SYSTEMS. Notwithstanding any provision of this Agreement that may be construed to the contrary, the Cellular Subsidiaries and Acquiring Subsidiaries shall maintain actual (de facto) and legal (de jure) control over their respective Systems and FCC licenses. Specifically, and without limitation, the responsibility for the operation of each of the Systems shall reside with the Cellular Subsidiary or Acquiring Subsidiary holding the FCC license therefor, including (but not limited to) responsibility for the following matters: (a) access to and the use of facilities and equipment; (b) control of daily operation; (c) creation and implementation of policy decisions; (d) employment, supervision and dismissal of employees; (e) payment of financing obligations and expenses incurred in the operation and construction of the Systems; (f) receipt and distribution of monies and profits derived from the operation of the Systems; and (g) execution and approval of all contracts and applications prepared and filed before regulatory agencies.

     SECTION 6.23. TRUST LOAN REPAYMENT. So long as the Trusts are the borrowers under the Trust Loan, the Company shall not make any distributions to the Trusts to service the Trust Loan except by paying dividends to the Partnership which shall then distribute such monies to the Trust to make principal, interest and other payments due in respect of the Trust Loan.

     SECTION 6.24. PAYMENT OF AFFILIATE NOTES. None of the promissory notes listed on SCHEDULE 3.8 will be forgiven, and each such promissory note issued by an Affiliate listed on SCHEDULE 3.8 will not be amended, extended or modified and the Company shall cause the applicable payee of such promissory note to collect all outstanding principal and accrued but unpaid interest on such promissory note in accordance with the terms set forth in such promissory note.

                                     ARTICLE VII

                                 REPORTING COVENANTS

     The Company hereby agrees that so long as any of the Purchased Securities or any of the Common Shares are held by any Purchaser, it will comply with, and it will cause each Subsidiary to comply with, the following provisions:

     SECTION 7.1. ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company commencing with the ____________________ ending on December 31, 1995, the Company will _____ Purchaser audited consolidated and unaudited consolidating balance sheets and statements of income and retained earnings and of cash flows of the Company audited by Arthur Andersen, L.L.P. or any other public accounting firm selected by the Company and reasonably acceptable to the Purchasers, showing the financial condition of the Company as of the close of such fiscal year and the results of the Company's operations during such fiscal year, all on a consolidated basis. Each of the financial statements delivered hereunder shall be certified without qualification by such accounting firm to have been prepared in accordance with GAAP consistently applied and if such firm in the course of its audit shall have obtained knowledge of any such Noncompliance Event or so advises the Company, the Company shall cause such firm to notify each Purchaser in writing of the nature thereof.

     SECTION 7.2. QUARTERLY STATEMENTS. Within forty-five (45) days after the end of each quarter commencing with the quarter ending December 31, 1995, the Company will deliver to each Purchaser consolidated and consolidating unaudited balance sheets and statements of income and retained earnings and of cash flows of the Company as of the end of each such quarter and for the period of the then current fiscal year to the end of such month, and presenting on a comparative basis the corresponding figures for such period in the preceding fiscal year and the then current Budget, in each case by region, certified by the Chief Financial Officer of the Company to be true and correct and to have been prepared in accordance with GAAP subject to normal year-end adjustments described in reasonable detail.

     SECTION 7.3. BUDGETS AND OTHER REPORTS. (a) The Company will deliver to the Purchasers, within thirty (30) days prior to the commencement of each fiscal year, project spending and capital budgets for the five immediately succeeding fiscal years, projected monthly statements of income and cash flow for such fiscal years (the "Budget"), projected quarterly balance sheets for such fiscal years and as soon as practical after preparation thereof, complete and correct copies of all quarterly (if any) or annual budgetary analyses or forecasts of the Company and the Subsidiaries in the form customarily prepared by management for its own internal use or the use of the Company. The Company the Purchasers shall once each calendar year, commencing with the Company's 1996 fiscal year, conduct an annual off-site meeting to review the Company's projections and business plans with respect to such fiscal year and the immediately succeeding four fiscal years.

     (b)   The Company shall also furnish to each Purchaser (i) within five
(5) days of the Company's receipt thereof, copies of all management letters of the Company's accountants; (ii) within five (5) days of the Company's receipt thereof, notice with respect to any material pending or threatened litigation to which the Company or any Subsidiary is or may become a party;
(iii) within five (5) days of the Company's receipt thereof, notice of any default or event of default with respect to any material agreement to which the Company or any Subsidiary is a party; (iv) within five

(S) days of the filing thereof, copies of all material flings made by or on behalf of the Company or any Subsidiary with any governmental regulatory agency; and (v) such other information as any Purchaser may reasonably request from time to time.

     (c) Within fifteen (15) days after the end of each calendar month commencing with the calendar month ending January 31, 1996, the _______________________________ monthly and year-to-date summaries, on a consolidated basis broken down for each market in which the Company or any Subsidiary operates any System, of the following: (a) number of Pops, (b) number of subscribers, (c) gross activations, (d) net activations, (e) deactivations (and setting forth the reason therefor), (f) acquisition cost per gross activation, (g) average monthly revenue per subscriber, (h) total number of roaming minutes, (i) total roaming revenue and (j) any other information which the Purchasers may request from time to time.

                                     ARTICLE VIII

                                 NONCOMPLIANCE EVENTS

     SECTION 8.1. NONCOMPLIANCE EVENTS. The Purchasers shall be entitled to exercise the remedies provided in SECTION 8.2 in accordance with the terms thereof if any one or more of the following events (each a "Noncompliance Event") shall occur:

     (a) the Company or any Subsidiary shall fail to perform or observe any of the covenants, agreements or provisions to be performed or observed by it under this Agreement or any of the other Related Agreements, except that for purposes of Section 9 of the Shareholders' Agreement (i) the failure of the Company or any Subsidiary to perform or observe the provisions of Sections 6.3, 6.4, 6.5, 6.7, 6.8, 6.9, 6.16, 6.18, 6.19 and/or 7.3 of this Agreement shall not be a Noncompliance Event and (ii) the failure of the Company to comply with the provisions of Sections 7.1 and/or 7.2 of this Agreement shall not be a Noncompliance Event until such failure to so comply has continued for 60 days; or

     (b) any representation or warranty made by the Company or any Subsidiary to any Purchaser in or in connection with this Agreement or any other Related Agreement shall prove to have been materially false on the date as of which it was made; or

     (c) a default with respect to Indebtedness for borrowed money of the Company or any Subsidiary shall occur, and such default shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified and so as to permit the acceleration thereof, if any acceleration is provided for therein, and such default shall continue uncured and unwaived for 120 days after the expiration of such grace period unless, during such 120-day period, the applicable Indebtedness for borrowed money is accelerated, PROVIDED, HOWEVER, that so long as the applicable Indebtedness for borrowed money is not accelerated, for purposes of Section 9 of the Shareholders' Agreement, a violation of this subparagraph
(c) of Section 8.1 shall not be a Noncompliance Event; or

     (d) a final judgment which in the aggregate with other outstanding final judgments against the Company or any Subsidiary exceeds $5.0 million (in excess of available insurance recoveries) in any 12-month period shall be rendered against such Person and, within sixty (60) days after entry thereof, such judgment shall not have been satisfied and discharged o-r stayed pending appeal or bonded, or within sixty (60) days after expiration of such stay such judgment shall not have been discharged; PROVIDED, HOWEVER, that for purposes of Section 9 of the Shareholders' Agreement, a violation of this subparagraph (d) (of Section ____________ of the Noncompliance Event; or

     (e)  the Company or any Subsidiary shall:

          (i)  commence a voluntary case under Title 11 of the United
     State Bankruptcy Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

          (ii) have filed against it a petition commencing an involuntary case under said Title 11 and such petition shall not have been dismissed or stayed within sixty (60) days;

          (iii) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; or

          (iv) have entered against it an order by a court of competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (z) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; which order shall not be vacated, denied, set aside or stayed within sixty
     (60) days from the date of entry thereof; or

          (v) make an assignment of all or a substantial part of its assets for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its assets,

     (f) Dobson shall die, become disabled or shall other,vise cease for any reason to serve as the President of the Company unless replaced by a Person of comparable experience and expertise acceptable to the Purchasers within six months of the termination of Dobson's service; or

     (g) any of the proceeds from the sale of the Preferred Shares are used for a purpose not set forth in SECTION 2.4 above; or

     (h) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Purchasers shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Company or any of its Subsidiaries to the PBGC or the Plan and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan; or

     (i) Dobson does not at all times have voting control over the securities of the Company owned by the Partnership (the "Partnership Block") or Dobson does not own at all times, beneficially, at least ninety percent (90%) of the economic interests of the Partnership Block on a fully diluted basis which Dobson owned on the Closing Date.

     (j) So long as the Trust Borrowers are the Borrowers under the Trust Loan, if any document, instrument or agreement executed in connection with the Trust Loan is amended or modified without the prior written approval of the Purchasers.

     SECTION 8.2. REMEDIES. Upon the occurrence of any Noncompliance Event then in each and every such case, the Purchasers may proceed to protect and enforce their rights by suit in equity, action at law or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or any other Related Agreement or in aid of the exercise of any power or right granted in this Agreement or any other Related Agreement.

     SECTION 8.3. WAIVERS. Each of the Company and its Subsidiaries hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance and notices on nonperformance (except to the extent specifically required by the provisions hereof), and (b) any requirement of diligence or promptness on the part of any holder of Preferred Shares or Common Shares in the enforcement of its rights under the provisions of this Agreement or any Related Agreement.

                                      ARTICLE IX

                  REGISTRATION AND TRANSFER OF PURCHASED SECURITIES

     SECTION 9.1. REGISTRATION, TRANSFER AND EXCHANGE OF PURCHASED SECURITIES.

     (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of the Preferred Shares and the Common Shares and the particulars (including without limitation the class thereof) of the Preferred Shares and the Common Shares held by them and of all transfers of shares of its Preferred Shares and Common Shares. References to the "holder" or "holder of record" of any shares of Preferred Shares and Common Shares shaD mean the holder thereof unless the holder shall have presented the certificates evidencing same to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Preferred

Shares and the Common Shares shall be proven by such register and the Company may conclusively rely upon such register.

     (b) Upon surrender at such office of any certificate representing shares of Preferred Shares or Common Shares for registration of exchange or transfer, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for Preferred Shares or Common Shares (as applicable) and registered as such holder may request. Any certificate representing shares of Preferred Shares or Common Shares surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. Prior to any transfer of any Preferred Shares or Common Shares which are not registered under an effective registration statement under the Securities Act, no holder thereof shall transfer any such Preferred Shares or Common Shares unless (i) such transfer is effected pursuant to Rule 144 or any comparable rule under the Securities Act or (ii) prior to such transfer, the Company shall receive a written opinion reasonably satisfactory in form and substance to the Company of counsel designated by such holder and reasonably satisfactory to the Company that the proposed transfer may be effected without registration under the Securities Act. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this SECTION 9.1.

     (c) Each certificate evidencing Preferred Shares and Common Shares, whether originally or in substitution for, or upon transfer or exchange of any Preferred Shares or Common Shares shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Preferred Shares or Common Shares (as applicable) for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Article XII hereof. So long as appropriate, the following legend shall be imprinted on each certificate evidencing the Preferred Shares and Common Shares:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE

     SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

     SECTION 9.2. REPLACEMENT PURCHASED SECURITIES. Upon receipt of evidence and indemnity reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Share or Common Share and, in the case of any such mutilation, upon the surrender of such Preferred Share or Common Share for cancellation to the Company at its principal office, the Company will execute and deliver, in lieu thereof, a new Preferred Share or Common Share of like tenor. Any Preferred Share or Common Share in lieu of which any such new Preferred Share or Common Share has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose of this Agreement.

                                      ARTICLE X

                          EXPENSES; INDEMNITY; MISCELLANEOUS

     SECTION 10.1. EXPENSES. The Company hereby agrees to pay on demand all reasonable fees, costs and expenses incurred by the Purchasers, in connection with the transactions contemplated by this Agreement and the other Related Agreements an in connection with any amendments or waivers (whether or not the same become effective) thereof or thereof and all reasonable expenses incurred by the Purchasers in connection with the enforcement of any rights hereunder or under any other Related Agreement including, without limitation, (a) the cost and expenses of due diligence and of preparing and dupLicating this Agreement and each other Related Agreement; (b) the fees, expenses and disbursements of Purchasers' counsel in connection with the preparation, administration or interpretation of this Agreement and the other Related Agreements and other instruments mentioned herein, the Closing, any amendments, modifications, approvals, consents or waivers hereto, thereto, hereunder or thereunder; (c) the fees, expenses and disbursements of the Purchasers' accountants, in connection with the Purchasers due diligence investigation of the Company and the Subsidiaries; and (d) all taxes (other than taxes determined with respect to income and taxes relating to any transfer of any shares of Preferred Stock other than to the Company), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement or any other

Related Agreement. Further, the Company agrees to pay all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and costs, all costs associated with any rights of board attendance, observation or inspection and travel and lodging expenses related thereto and accounting fees) incurred by any Purchaser in connection with the enforcement of or preservation of rights under this Agreement or any other Related Agreements or the administration thereof whether before or after the occurrence of a Noncompliance Event.

     SECTION 10.2. INDEMNIFICATION. The Company hereby further agrees to indemnify, exonerate and hold each Purchaser and its (if applicable) general and limited partners and their respective Affiliates, shareholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in any capacity by any of the indemnities as a result of or relating to
(a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Preferred Shares, (b) the execution, delivery, performance or enforcement of this Agreement, any Related Agreement or any agreement, document or instrument contemplated hereby or thereby (including, without limitation, any failure by any Person other than the Purchasers to comply with any of its covenants hereunder or thereunder), (c) any violation of any Environmental Laws with respect to conditions at the property owned or used by the Company or a Subsidiary or the operations conducted thereon, or (d) the investigation or remediation of offsite locations at which the Company, the Company any of the Subsidiaries or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances.

     SECTION 10.3. BROKERS' FEES. The Company hereby indemnifies each Purchaser against and agrees that it will hold it harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred by it or any Subsidiary in connection with the transactions contemplated by this Agreement or any Related Agreement.

     SECTION 10.4. SURVIVAL OF OBLIGATIONS. The obligations of the Company under this Article X shall survive the termination of this Agreement.

     SECTION 10.5. COURSE OF DEALING. No course of dealing between the Company on the one hand, and the Purchasers, on the other hand, shall operate as a waiver of any Purchaser's rights under this Agreement or any other Related Agreement. No delay or omission in exercising any right under this Agreement or any other Related Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

     SECTION 10.6. BINDING EFFECT. The provisions of this Agreement and the other Related Agreements that are for the benefit of the Purchasers as the holders of any Preferred Shares are also for the benefit of, and enforceable by and binding upon, all subsequent holders of Preferred Shares who may acquire such shares, and the provisions of this Agreement and the other Related Agreements that subject the Purchasers, as holders of any Preferred Shares, to obligations also subject all subsequent holders of any of the Preferred Shares thereto.

                                      ARTICLE XI

                                       NOTICES

     Any notice or other communication in connection with this Agreement or any Related Agreement shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, telexed or telecopied to said address, or (b) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

     (i) If to the Company, then to it at its address set forth on the signature pages hereto, or at such other address as such Person shall have specified by notice actually received by each Purchaser.

     (ii) If to a Purchaser, then to it at its address set forth on SCHEDULE 1, or at such other address as such Purchaser shall have specified by notice actually received by the addressee.

                                     ARTICLE XII

                          SURVIVAL OF COVENANTS, AGREEMENTS,
                            REPRESENTATIONS AND WARRANTIES

      All covenants, agreements, representations and warranties made herein or in any other Related Agreement or in any other document referred to herein or therein shall be deemed to have been relied on by each Purchaser, notwithstanding any investigation made by any Purchaser or on its behalf, and shall survive the execution and delivery of this Agreement.

                                     ARTICLE XIII

                                AMENDMENTS AND WAIVERS

      Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each of the Purchasers.

                                     ARTICLE XIV

                               CONSENT TO JURISDICTION

      THE COMPANY HEREBY AGREES TO SUBMIT TO THE NON EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE STATE OF DELAWARE AND TO JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND TO THE COURTS TO WHICH AN APPEAL OF THE DECISIONS OF SUCH COURTS MAY BE TAKEN, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE MAY BE MADE BY REGISTERED MAIL TO IT AT THE COMPANY'S ADDRESS SET FORTH ON THE SIGNATURES PAGES HERETO HEREOF.

                                      ARTICLE XV

                                 WAIVER OF JURY TRIAL

      EACH OF THE COMPANY AND THE PURCHASERS HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR

PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS.

                                     ARTICLE XVI

                                    GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH I E LAWS OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE TEE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

                                     ARTICLE XVII

                                  RIGHT TO PUBLICIZE

     The Company hereby acknowledges that the Purchasers will have the right, subject to the reasonable prior written approval of the Company, to publicize their investment in the Company as contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals.

                                    ARTICLE XVIII

                                  FURTHER ASSURANCES

     Each of the Company and the Purchasers, upon the request of the other party hereto, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

                                     ARTICLE XIX

                                 TIME OF THE ESSENCE

     Time shall be of the essence of this Agreement.

                                      ARTICLE XX

                   ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS

     This Agreement, the Preferred Shares and the Related Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. This Agreement may be executed simultaneously in one or more counterparts thereof, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written:

                                     DOBSON COMMUNICATIONS CORPORATION


                                     By:    /s/ Everett R. Dobson
                                         ------------------------------
                                         Everett R. Dobson
                                         President

Address for Notices:

 13439 N. Broadway Extension
 Oklahoma City, Oklahoma 73114
 Attn: Everett R. Dobson
 Telecopy No.: (405) 391-8515
 Telephone No.: (405) 391-8500


                                     [PURCHASERS]

                                     FLEET EQUITY PARTNERS VI, L.P.

                                     By: Fleet Growth Resources II, Inc.,
                                     a General Partner


                                     By:   /s/ Thadeus J. Mocarski
                                         ------------------------------
                                         Thadeus J. Mocarski
                                         Vice President


Address for Notices:

 111 Westminster Street
 Providence, Rhode Island 02903
 Att: Thadeus J. Mocarski
 Telecopy No.: (401) 278-6387
 Telephone No.: (401) 278-5678


                                     FLEET VENTURE RESOURCES, INC.


                                     By:   /s/ Thadeus J. Mocarski
                                         ------------------------------
                                         Thadeus J. Mocarski
                                         Vice President
Address for Notices:

 111 Westminster Street
 Providence, Rhode Island 02903
 Attn:  Thadeus J. Mocarski
 Telecopy No.: (401) 278-6387

 Telephone No.: (401) 278-5678



                                     KENNEDY PLAZA PARTNERS


                                     By:  /s/
                                         ------------------------------
                                         Title:


Address for Notices:

 c/o Fleet Equity Partners
 111 Westrninster Street
 Providence, Rhode Island 02903
 Att: Thadeus J. Mocarski
 Telecopy No.: (401) 278-6387
 Telephone No.: (401) 278-5678